Exhibit 99.6

STOCK ORDER AND CERTIFICATION FORM
SEND OVERNIGHT PACKAGES TO: West End Indiana Bancshares, Inc. Stock Order Processing Center 10 South Wacker, Suite 3400, Chicago, IL 60606 (877) 860-2070
Deadline: The Subscription Offering ends at _________, Eastern Time, on ______. Your original Stock Order and Certification Form, properly executed and with the correct payment, must be received by us (not postmarked) by the deadline, or it will be considered void. Faxes or copies of this form may not be accepted. West End Bancshares, Inc. reserves the right to accept or reject improper order forms.
PLEASE PRINT CLEARLY AND COMPLETE ALL APPLICABLE AREAS – READ THE ENCLOSED STOCK ORDER FORM INSTRUCTIONS AS YOU COMPLETE THIS FORM
(1)	Number of Shares	(2)	Total Amount Due
THE MINIMUM PURCHASE IS 25 SHARES ($250). Generally, no person may purchase more than 15,000 shares ($150,000), and no person together with his or her associates or group of persons acting in concert may purchase more than 15,000 shares ($150,000).

		Price Per Share x $10.00 =	$ .00

(3a) Method of Payment- Check or Money Order	$ .	(4)	Purchaser Information
Enclosed is a personal check, bank check or money order made payable to West End Indiana Bancshares, Inc. in the amount of: Checks will be cashed upon receipt		a. ☐
Eligible Account Holder - Check here if you were a depositor with at least $50 on deposit with West End Bank, S.B. as of March 31, 2010. Enter information in Section 9 for all deposit accounts that you had at West End Bank, S.B. on March 31, 2010.

(3b) Method of Payment- Certificate or Savings Account Withdrawal
The undersigned authorizes withdrawal from the West End Bank, S.B. deposit account(s) listed below. There will be no early withdrawal penalty applicable for funds authorized on this form. Funds designated for withdrawal must be in the account(s) listed at the time this form is received. West End Bank, MHC IRA accounts or accounts with check-writing privileges may NOT be listed for direct withdrawal below.
b. ☐
Supplemental Eligible Account Holder - Check here if you were a depositor with at least $50 on deposit with West End Bank, S.B. as of __________, but not an Eligible Account Holder. Enter information in Section 9 for all deposit accounts that you had at West End Bank, S.B. as of __________.

c. ☐
Other Members - Check here if you were a depositor of West End Bank, S.B. as of ________, who were not able to subscribe for shares under the Eligible or Supplemental Eligible Account Holder Categories, or were a borrower of West End Bank, S.B. as of September 28, 2007 whose loan remained outstanding as of _________.

West End Bank, MHC Account Number(s)	Withdrawal Amount(s)
$
$
	$	d. ☐	Local Community – Natural persons residing in the Indiana counties of Union and Wayne will receive preference in a community offering.
Total Withdrawal	$

		e. ☐	General Public

(5) Check if you (or a household family member) are a: ☐ Director or Officer of West End Bank, MHC, West End Bank, S.B. or West End Indiana Bancshares, Inc. ☐ Employee of West End Bank, MHC or West End Bancshares, Inc.

(6) Maximum Purchaser Identification: ☐ Check here if you, individually or together with others (see section 7), are subscribing for the maximum purchase allowed and are interested in purchasing more shares if the two maximum purchase limitations are increased. See Item 1 of the Stock Order Form Instructions.

(7) Associates/Acting in Concert: ☐ Check here if you, or any associates or persons acting in concert with you (defined on reverse side), have submitted other orders for shares. If you check this box, list below all other orders submitted by you or your associates or by persons acting in concert with you.

Name(s) listed in Section 8 on other Order Forms	Number of Shares Ordered	Name(s) listed in Section 8 on other Order Forms	Number of Shares Ordered

(8) Stock Registration - Please PRINT legibly and fill out completely: The stock certificate and all correspondence related to this stock order will be mailed to the address provided below. You may not add the names of others for joint stock registration who do not have subscription rights or who qualify in a lower subscription offering priority than you do. You may add only those who were eligible to purchase shares of common in the same purchase priority as you. See Stock Order Form Instructions for further guidance.

☐	Individual	☐	Tenants in Common	☐	Uniform Transfer to Minors Act	☐	Partnership
☐	Joint Tenants	☐	Individual Retirement Account	☐	Corporation	☐	Trust - Under Agreement Dated _____
Name				SS# or Tax ID

Name				SS# or Tax ID

Address				Daytime Telephone #

City	State	Zip Code	County	Evening Telephone #

(9) Qualifying Accounts: You should list any accounts that you may have or had with West End Bank, S.B. in the box below. SEE THE STOCK ORDER FORM INSTRUCTIONS FOR FURTHER DETAILS. All subscription orders are subject to the provisions of the stock offering as described in the prospectus. Attach a separate page if additional space is needed. Failure to list all of your accounts may result in the loss of part or all or your subscription rights.

NAMES ON ACCOUNTS	ACCOUNT NUMBER

Please Note: Failure to list all of your accounts may result in the loss of part or all of your subscription rights.
(10) Acknowledgement, Certification and Signature: I understand that to be effective, this form, properly completed, together with full payment or withdrawal authorization, must be received by West End Bancshares, Inc. no later than ______, ______ Time on __________, otherwise this form and all of my subscription rights will be void. (continued on reverse side of form)

 *** ORDER NOT VALID UNLESS SIGNED ***
ONE SIGNATURE REQUIRED, UNLESS SECTION (3b) OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL
Signature	Date	Signature	Date

For Internal Use Only

DATE REC’D ______/_____ CHECK# _________ $_________ CHECK#_________ $ _________ BATCH# _________ ORDER # _________ CATEGORY ____

(7) Associates/Acting In Concert (continued from front side of Stock Order Form)
Associate – The term “associate” of a particular person means:
1)	any corporation or organization, other than West End Bank, MHC, West End Indiana Bancshares, Inc., West End Bank, S.B., West End Indiana Bancshares, Inc. or a majority-owned subsidiary of these entities, of which the person is a senior officer, partner or 10% beneficial stockholder;
2)	any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a fiduciary capacity, excluding any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a fiduciary capacity; and
3)	any blood or marriage relative of the person, who either lives in the same home as the person or who is a director or officer of West End Bank, S.B. or West End Indiana Bancshares, Inc.

Acting in Concert – The term “acting in concert” means:
1)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement;
or
2)	a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

 A person or company that acts in concert with another person or company (“other party”) shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.

Please see the Prospectus section entitled “The Conversion; Plan of Distribution – Limitations on Common Stock Purchases” for more information on purchase limitations and a more detailed description of “associates” and “acting in concert.”

(10) Acknowledgment, Certification and Signature (continued from front side of Stock Order Form)

I agree that after receipt by West End Indiana Bancshares, Inc., this Stock Order and Certification Form may not be modified or cancelled without West End Bancshares, Inc.’s consent, and that if withdrawal from a deposit account has been authorized, the authorized amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID information and all other information provided hereon are true, correct and complete, (2) I am purchasing shares solely for my own account and that there is no agreement or understanding regarding the sale of such shares, or my right to subscribe for shares, and (3) I am not subject to backup withholding tax [cross out (3) if you have been notified by the IRS that you are subject to backup withholding.] I acknowledge that my order does not conflict with the maximum purchase limitation of $__________ for any individual person, or $________ overall purchase limitation for any person or entity together with associates of, or persons acting in concert with, such person, or entity, in all categories of the offering, combined, as set forth in the Plan of Conversion and the Prospectus dated __________.

Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Federal regulations prohibit any person from transferring or entering into any agreement directly or indirectly to transfer the legal or beneficial ownership of subscription rights, or the underlying securities, to the account of another.

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT A DEPOSIT OR ACCOUNT AND ARE NOT FEDERALLY INSURED, AND ARE NOT GUARANTEED BY West End Bancshares, Inc. OR West End Bank, MHC OR BY THE FEDERAL GOVERNMENT.

If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision Consumer Response Center at (800) 842-6929.

I further certify that, before purchasing the common stock of West End Bancshares, Inc., I received the Prospectus dated _________, and that I have read the terms and conditions described in the Prospectus, including disclosure concerning the nature of the security being offered and the risks involved in the investment described in the “Risk Factors” section beginning on page __, which risks include but are not limited to the following:

RISK FACTORS

Risks Related to Our Business
1.	Our loan portfolio has greater risk than those of many savings institutions due to the substantial amount of indirect and other consumer loans in our portfolio.
2.
Our loan portfolio has greater risk than those of many savings institutions due to the substantial amount of commercial and multi-family real estate and non-owner- occupied one- to four-family residential real estate loans in our portfolio.

3.
We are not in a high-growth market area, and continued adverse economic conditions, especially affecting our market area, could adversely affect our financial condition and results of operations. Additionally, the United States economy remains weak and unemployment levels are high.

4.	Future changes in interest rates could reduce our profits.
5.	If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings will decrease.
6.
The Dodd-Frank Wall Street Reform and Consumer Protection Act will, among other things, tighten capital standards, create a new Consumer Financial Protection Bureau and result in new laws and regulations that are expected to increase our costs of operations.

7.	Strong competition within our market areas may limit our growth and profitability.
8.	We depend on our management team, including our indirect automobile lenders, to implement our business strategy and execute successful operations and we could be harmed by the loss of their services.
9.
We will need to implement additional finance and accounting systems, procedures and controls in order to satisfy our new public company reporting requirements. This will increase our operating expenses.

10.	We are in the process of formalizing our internal control over financial reporting, the finalization of which could identify deficiencies that may need to be remediated.
11.	We operate in a highly regulated environment and may be adversely affected by changes in laws and regulations.
12.	Changes in accounting standards could affect reported earnings.
13,	Future legislative or regulatory actions responding to perceived financial and market problems could impair our rights against borrowers.

Risks Related to this Stock Offering
14.	Our stock price may decline when trading commences.
15.	The capital we raise in the stock offering will reduce our return on equity. This could negatively affect the trading price of our shares of common stock.
16.	The contribution to the charitable foundation will dilute your ownership interest and adversely affect net income in 2011.
17.	Our contribution to the charitable foundation may not be tax deductible, which could reduce our profits.
18.	Our stock-based benefit plans will increase our costs, which will reduce our income.
19.	The implementation of stock-based benefit plans may dilute your ownership interest.
20.
We have not determined whether we will adopt stock-based benefit plans more than one year following the stock offering. Stock-based benefit plans adopted more than one year following the stock offering may exceed regulatory restrictions on the size of stock-based benefit plans adopted within one year, which would increase our costs.

21.	We intend to enter into employment agreements with certain of our executive officers that may increase our compensation costs.
22.	We have broad discretion in using the proceeds of the stock offering. Our failure to effectively use such proceeds could reduce our profits.
23.	Our stock value may be negatively affected by federal and state regulations that restrict takeovers.
24.
The corporate governance provisions in our articles of incorporation and bylaws, and the corporate governance provisions under Maryland law, may prevent or impede the holders of our common stock from obtaining representation on our board of directors and may impede takeovers of the company that our board might conclude are not in the best interest of West End Indiana Bancshares, Inc. or its stockholders. In addition, the Indiana Financial Institutions Act and regulations issued thereunder may make takeovers of West End Indiana Bancshares, Inc. more difficult.

25.	We have never issued common stock and there is no guarantee that a liquid market will develop.
26.	We may take other actions to meet the minimum required sales of shares if we cannot find enough purchasers in the community.
27.	The distribution of subscription rights could have adverse income tax consequences.

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED.

Stock Order Form Instructions
Stock Information Center: (___) ___-____

Stock Order Form Instructions – All orders are subject to the provisions of the stock offering as described in the prospectus.

Item 1 and 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum number of shares of common stock you may order is 25 shares.  The maximum number of shares of common stock that can be ordered by an individual or through a single qualifying account is 15,000 shares, and no person by himself or with an associate or group of persons acting in concert may purchase more than 15,000 shares. For additional information, see “The Conversion; Plan of Distribution - Limitations on Common Stock Purchases” in the prospectus.

Item 3a – Payment for shares may be made by check, bank draft or money order payable to West End Indiana Bancshares, Inc. DO NOT MAIL CASH.  Funds received during the offering will be held in a segregated account at West End Bank, S.B. and will earn interest at a rate of [.  %] per annum until completion of the offering.

Item 3b - To pay by withdrawal from a savings account or certificate of deposit at West End Bank, S.B. insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box on the front of the Stock Order form. To withdraw from an account with checking privileges, please write a check. West End Bank, S.B. will waive any applicable penalties for early withdrawal from certificate of deposit accounts (CDs) for the purpose of purchasing stock in the offering. A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn. Payments will remain in account(s) until the Stock Offering closes and earn their respective rate of interest, but will not be available for your use until the completion of the transaction.

Item 4 - Please check the appropriate box to tell us the earlier of the two dates that apply to you, or the local community or general public boxes if you were not a customer of West End Bank, S.B. on any of the key dates.

Item 5 - Please check one of these boxes if you are a director, officer or employee of West End Bank, MHC, West End Bank, S.B. or West End Bancshares, Inc., or a member of such person’s household.

Item 6 - Please check the box, if applicable. If you check the box but have not subscribed for the maximum amount and did not complete Item 7, you may not be eligible to purchase more shares.

Item 7 - Check the box, if applicable, and provide the requested information. Attach a separate page, if necessary. In the Prospectus dated __________, 2011, please see the section entitled “The Conversion; Plan of Distribution—Limitations on Common Stock Purchases” for more information regarding the definition of “associate” and “acting in concert.”

Item 8 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of West End Indiana Bancshares, Inc. common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor or contact the Stock Information Center at (___) ___-____. Subscription rights are not transferable. If you are an eligible or supplemental eligible account holder or other member, to protect your priority over other purchasers as described in the prospectus, you must take ownership in at least one of the account holder’s names.

Item 9 – You should list any qualifying accounts that you have or may have had with West End Bank, S.B. in the box located under the heading “Qualifying Accounts”. For example, if you are ordering stock in just your name, you should list all of your account numbers as of the earliest of the three dates that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all account numbers under which either of you are owners, i.e. individual accounts, joint accounts, etc. If you are ordering stock in your minor child’s or grandchild’s name under the Uniform Transfers to Minors Act, the minor must have had an account number on one of the three dates and you should list only their account number(s). If you are ordering stock as a corporation, you need to list just that corporation’s account number, as your individual account number(s) do not qualify. Failure to list all of your qualifying deposit account numbers may result in the loss of part or all of your subscription rights.

Item 10 - Sign and date the form where indicated. Before you sign please read carefully and review the information which you have provided and read the acknowledgement. Only one signature is required, unless any account listed in section 3b of this form requires more than one signature to authorize a withdrawal. Please review the Prospectus dated ___________, carefully before making an investment decision.

For additional information, refer to the enclosed prospectus or call our Stock Information Center, toll free, at (___) ___-____,
Monday through Friday, between 9:00 a.m. and 5:00 p.m., Eastern Time. You can also stop into our stock center located at
34 South 7th Street, Richmond, IN Mondays from 12:00 p.m. to 5:00 p.m., on Tuesdays through Thursdays from
9:00 a.m. to 5:00 p.m. and Fridays 9:00 a.m. to 12:00 p. m. to speak with a stock center representative.
The Stock Information Center will be closed weekends and bank holidays.

(See Reverse Side for Stock Ownership Guide)

Stock Ownership Guide
Stock Information Center: (___) ___-____

Stock Ownership Guide

Individual - The stock is to be registered in an individual’s name only. You may not list beneficiaries for this ownership.

Joint Tenants - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

Tenants in Common - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

Individual Retirement Account - Individual Retirement Account (“IRA”) holders may potentially make stock purchases from their existing IRA if it is a self-directed IRA or through a prearranged “trustee-to-trustee” transfer if their IRA is currently at West End Bank, S.B. The stock cannot be held in your West End Bank, S.B. account. Please contact your broker or self-directed IRA account provider as quickly as possible to explore this option, as it may take a number of weeks to complete a trustee-to-trustee transfer and place a subscription in this manner.

Registration for IRA’s:        On Name Line 1 - list the name of the broker or trust department followed by CUST or TRUSTEE.
On Name Line 2 - FBO (for benefit of) YOUR NAME [IRA a/c #______].
Address will be that of the broker / trust department to where the stock certificate will be sent.
The Social Security / Tax I.D. number(s) will be either yours or your trustee’s, as the trustee directs.
Please list your phone numbers, not the phone numbers of your broker / trust department.

Uniform Transfers To Minors Act - For residents of Indiana and many states, stock may be held in the name of a custodian for the benefit of a minor under the Uniform Transfers to Minors Act. In this form of ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Registration for UTMA:     On Name Line 1 – print the name of the custodian followed by the abbreviation “CUST”
On Name Line 2 – FBO (for benefit of) followed by the name of the minor, followed by UTMA-IN
(or your state’s abbreviation)
List only the minor’s social security number on the form.

Corporation/Partnership – Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership’s legal name and Tax I.D. To have subscription rights, the Corporation/Partnership must have an account in its legal name and Tax I.D. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

Fiduciary/Trust - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

Instructions: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title, such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after “Under Agreement Dated,” fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

For additional information, refer to the enclosed prospectus or call our Stock Information Center, toll free, at (___) ___-____,
Monday through Friday, between 9:00 a.m. and 5:00 p.m., Eastern Time. You can also stop into our stock center located at
34 South 7th Street, Richmond, IN Mondays from 12:00 p.m. to 5:00 p.m., on Tuesdays through Thursdays from
9:00 a.m. to 5:00 p.m. and Fridays 9:00 a.m. to 12:00 p. m. to speak with a stock center representative.
The Stock Information Center will be closed weekends and bank holidays.

(See Reverse Side for Stock Order Form Instructions)